EXHIBIT 23.3

CONSENT OF
WATEROUS & CO. LIMITED

We hereby consent to the use of our name and to the description of our opinion letter, dated October 1, 2002, to the Board of Directors of Mallon Resources Corporation (“Mallon”) under the captions “Summary – Opinion of Mallon’s Financial Advisor” and “The Merger – Opinion of Mallon’s Financial Advisor” in, and to the inclusion of such opinion letter as Annex B to the Proxy Statement/Prospectus of Mallon Resources Corporation and Black Hills Corporation, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Black Hills Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

WATEROUS & CO. LIMITED

By:	/s/ Stephen L. Barr
Name:	Stephen L. Barr
Title:	Managing Director

Houston, Texas
November 25, 2002